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                                                                     EXHIBIT 8.2
                     [Letterhead of Pullman & Comley, LLC]



                                                         [FILED WITH SEC THROUGH
                                                                   EDGAR FILING]



                                           September 17, 1999



People's Bank
850 Main Street
Bridgeport, Connecticut  06604

     Re:  People's Bank Credit Card Master Trust
          Floating Rate Class A Asset Backed Certificates,
          Series 1999-1; Floating Rate Class B Asset Backed
          Certificates, Series 1999-1
          ---------------------------

Ladies and Gentlemen:

     We have acted as special Connecticut tax counsel to People's Bank, a Connecticut stock savings bank (the "Company"), in connection with (i) the proposed issuance and sale by the Company of the Floating Rate Class A Asset Backed Certificates, Series 1999-1 (the "Class A Certificates") and the Floating Rate Class B Asset Backed Certificates 1999-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") issued by People's Bank Credit Card Master Trust pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1997, as amended from time to time, between the Company, as Seller and Servicer, and Bankers Trust Company, a New York banking corporation, as Trustee, and the Series 1999-1 Supplement thereto (collectively, the "Pooling and Servicing Agreement"), and (ii) the preparation and filing with the Securities and Exchange under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (as amended by Amendment No. 1 thereto, the "Registration Statement").
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     We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Certificates and in order to express our opinion hereinafter stated, (a) we have examined copies of the form of the Pooling and Servicing Agreement, the Interest Rate Caps and the form of the Certificates filed as exhibits to the Registration Statement (collectively the "Operative Documents") and (b) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     The opinion set forth in this letter is based upon the applicable provisions Title 12 of the Connecticut General Statutes, as amended, Connecticut Department of Revenue Services regulations promulgated and proposed thereunder, current positions of the Connecticut Department of Revenue Services (the "DRS") contained in published rulings and procedures, current administrative positions of the DRS and existing judicial decisions. No tax rulings will be sought from the DRS with respect to any of the matters discussed herein.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Connecticut to the extent specifically referred to herein.

     Based on and subject to the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined, we hereby confirm that the statements described to be our legal opinions in the Prospectus which constitutes a part of the Registration Statement (the "Prospectus") under the heading "State and Local Tax Consequences - Connecticut" constitute our opinions as to the material Connecticut income tax and Connecticut corporation business tax consequences discussed therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the DRS, or significantly altered by new legislation, changes in DRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading "State and Local Tax Consequences - Connecticut" in the Prospectus.

                              Very truly yours,
                              /s/ Pullman & Comley, LLC